UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

—————————
FORM 8-K
—————————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

—————————

ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322		07701-1106
Red Bank, NJ
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

—————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

—————————

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2015, ZFC Funding, Inc. (“ZFCF”) entered into an amendment to its master repurchase agreement (the “Loan Repo Facility”) with Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”), extending the termination date of the Loan Repo Facility from August 13, 2015 to June 27, 2016. ZFCF is a subsidiary of ZAIS Financial Corp., the guarantor under the Loan Repo Facility. In connection with such extension, Credit Suisse reduced the committed amount of the Loan Repo Facility from $100 million to $25 million, with the commitment fee to be paid by ZFCF to Credit Suisse being reduced accordingly.

The foregoing description of the Loan Repo Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Repo Facility, which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Master Repurchase Agreement, dated as of June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
	Name:	Michael Szymanski
	Title:	Chief Executive Officer

Date: June 30, 2015